Exhibit 99.1

                               Triad Guaranty Inc.


                   Certification of Periodic Financial Report
                       Pursuant to 18 U.S.C. Section 1350

     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Triad Guaranty Inc. (the "Company") certifies that, to his knowledge, the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: August 14, 2003
                                    /s/Darryl W. Thompson
                                    ----------------------------------
                                    Darryl W. Thompson
                                    President, Chief Executive Officer



Dated: August 14, 2003
                                    /s/Ron D. Kessinger
                                    ----------------------------------
                                    Ron D. Kessinger
                                    Executive Vice-President and
                                       Chief Financial Officer



This certification is made solely for the purpose of 18 U.S.C. Section 1350, and not for any other purpose.

A signed original of this written statement required by Section 906 has been provided to Triad Guaranty Inc. and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.